Exhibit 99.1

Consent of Monroe Securities, Inc.

Board of Directors
KeySource Financial, Inc.
280 South Mangum Street

Suite 140

Durham, NC 27701

Members of the Board:

We hereby consent to the inclusion of our opinion letter, dated December 21, 2011, to the Board of Directors of KeySource Financial, Inc. (“KeySource”) as Appendix C, and an update of our opinion letter, dated June 27, 2012, as Appendix D, to the proxy statement/prospectus that is part of Amendment No. 1 to the Registration Statement on Form S-4 (the “Registration Statement”) of BNC Bancorp (“BNC”), relating to the proposed merger of KeySource with and into BNC, as filed with the Securities and Exchange Commission, and to references to our firm and such opinion in such proxy statement/prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, nor do we admit that we are “experts” with respect to any part of the Registration Statement for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

MONROE SECURITIES, INC.

	By:	/s/ Jeffrey E. Adams

	Name:	Jeffrey E. Adams

	Title:	Managing Director
June 29, 2012